UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K

_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2018

OFG BANCORP

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center, 15th Floor
254 Muñoz Rivera Avenue
San Juan, Puerto Rico		00918

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

___________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The Board of Directors of OFG Bancorp (the “Company”) continues to broaden and strengthen its membership by selecting experienced individuals from different backgrounds. Effective October 27, 2018, the Company’s Board of Directors elected Edwin Pérez as a new member of the Board. Mr. Pérez is the owner and President of Puerto Rico Supplies Group, Inc., one of the largest consumer goods distributors in Puerto Rico, distributing leading brands of frozen foods, household goods, groceries, snacks, candy, health and beauty, prestige fragrances and tobacco products, among over 5,000 products.  He was not named to any Board committee at the time of his election, but it is expected that he will eventually be named to one or more committees.

     There is no arrangement or understanding between the newly elected director and any other persons pursuant to which he was elected to the Company’s Board of Directors, nor has he entered into or amended any material plan, contract or arrangement in connection with his election. Excluding transactions involving the Company’s banking subsidiary, Oriental Bank, as a depositary of funds, there has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which the newly elected director or any member of his immediate family had or will have a direct or indirect material interest.  Mr. Pérez has a material interest in certain loans extended by Oriental Bank that were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with person not related to the lender, and which did not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          OFG BANCORP

Date: October 30, 2018                                               By:            /s/ Carlos O. Souffront

                                                                                                       Carlos O. Souffront

                                                                                                       General Counsel and

                                                                                            Secretary of the Board of Directors